                                                                     EXHIBIT 2.6

================================================================================





                            ASSET TRANSFER AGREEMENT



                         Dated as of February 6, 1998,



                                    Between



                          ADVANCE/NEWHOUSE PARTNERSHIP



                                      And



                                PRIMESTAR, INC.





================================================================================

                               TABLE OF CONTENTS

                                                                            Page

Parties and Recitals .......................................                 1


                                   ARTICLE I

                        Contribution of Acquired Assets
                        -------------------------------

SECTION 1.01.   Contribution................................                 1
SECTION 1.02.   Acquired Assets.............................                 1
SECTION 1.03.   Assumption of Certain Liabilities...........                 1
SECTION 1.04.   Consents of Third Parties...................                 2


                                   ARTICLE II

                                  The Closing
                                  -----------

SECTION 2.01.   The Closing.................................                 2
SECTION 2.02.   Transactions To Be Effected at the
                Closing ....................................                 2


                                  ARTICLE III

                                   Covenants
                                   ---------

SECTION 3.01.   Transfer Taxes..............................                 3
SECTION 3.02.   Collection of Receivables...................                 3
SECTION 3.03.   Bulk Transfer Laws..........................                 3
SECTION 3.04.   Further Assurances..........................                 4
SECTION 3.05.   Purchase Price Allocation...................                 4


                                   ARTICLE IV

                              Conditions Precedent
                              --------------------


                                   ARTICLE V

                       Termination, Amendment and Waiver
                       ---------------------------------

SECTION 5.01.   Termination.................................                 5
SECTION 5.02    Effect of Termination.......................                 5
SECTION 5.03.   Amendment...................................                 5


                                      (i)


                                   ARTICLE VI

                               General Provisions
                               ------------------

SECTION 6.01.    Notices....................................            5
SECTION 6.02.    Interpretation.............................            5
SECTION 6.03.    Assignment.................................            5
SECTION 6.04.    Severability...............................            6
SECTION 6.05.    Entire Agreement; No Third-Party
                 Beneficiaries..............................            6
SECTION 6.06.    Governing Law..............................            6
SECTION 6.07.    Enforcement; Exclusive
                 Jurisdiction...............................            6
SECTION 6.08.    Counterparts...............................            7




                                     (ii)

                         ASSET TRANSFER AGREEMENT dated as of February 6, 1998,
               between Advance/Newhouse Partnership, a New York general partnership ("Seller") and PRIMESTAR, INC., a Delaware
                             ------
               corporation ("Purchaser").
                             ---------

Seller and Purchaser and certain other parties are parties to a Merger and Contribution Agreement dated as of February 6, 1998 (the "Restructuring
                                                          -------------
Agreement"), pursuant to which the Restructuring Transaction (as defined
---------
therein) will be consummated by the parties or their respective affiliates (capitalized terms used herein but not defined herein shall be as defined in the Restructuring Agreement).

Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's Primestar Assets and Partnership Interests, upon the terms and subject to the conditions of this Agreement.

          Accordingly, the parties hereby agree as follows:


                                   ARTICLE I

                        Contribution of Acquired Assets
                        -------------------------------

     SECTION 1.01.  Contribution.  On the terms and subject to the conditions of
                    -------------
this Agreement, at the Closing, Seller shall assign, transfer, convey and deliver to Purchaser, and Purchaser shall accept and receive from Seller, all the respective right, title and interest of Seller in, to and under the Acquired Assets (as defined in Section 1.02), for (i) an aggregate consideration determined as set forth in Section 3.05 of the Restructuring Agreement (the "Purchase Price"), payable as set forth in the Restructuring Agreement, and (ii)
 --------------
the assumption of the Assumed Liabilities (as defined in Section 1.03). The contribution of the Acquired Assets and the assumption of the Assumed Liabilities is referred to in this Agreement as the "Acquisition".
                                                     -----------

          SECTION 1.02.  Acquired Assets.  The term "Acquired Assets" means (i)
                         ----------------            ---------------
all Primestar Assets of Seller and (ii) all Partnership Interests held by Seller.

          SECTION 1.03.  Assumption of Certain Liabilities. Upon the terms and
                         ----------------------------------
subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Closing, and from and after the Closing, Purchaser shall pay, perform and discharge when due, and shall indemnify Seller, its affiliates and their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from and after the Closing from, all of the Primestar Liabilities of Seller (the "Assumed Liabilities").
                -------------------

          SECTION 1.04.  Consents of Third Parties. (a)  Notwithstanding
                         --------------------------
anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, or would in any way adversely affect the rights of Seller or, upon transfer, the rights of Purchaser in respect of such asset. If any transfer or assignment by Seller to, or any assumption by Purchaser of, any interest in, or liability, obligation or commitment under, any asset requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained.

          (b) If any such consent is not obtained prior to the Closing, Seller and Purchaser shall cooperate (at their own expense) in any lawful and reasonable arrangement reasonably proposed by Purchaser under which Purchaser shall obtain the economic claims, rights and benefits under the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement. Such reasonable arrangement may include (i) the subcontracting, sublicensing or subleasing to Purchaser of any and all rights of Seller against the other party to such third-party agreement arising out of a breach or cancelation thereof by the other party, and (ii) the enforcement by Seller of such rights.


                                   ARTICLE II

                                  The Closing
                                  -----------

          SECTION 2.01.  The Closing shall take place as set forth in Section
4.01 of the Restructuring Agreement.

          SECTION 2.02.  Transactions To Be Effected at the Closing.  At the
                         -------------------------------------------
Closing:

          (a) Seller shall deliver to Purchaser (i) such appropriately executed bills of sale, assignments and other instruments of transfer relating to the Acquired Assets in form and substance reasonably satisfactory to

     Purchaser and its counsel and (ii) such other documents as Purchaser or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement; and

          (b) Purchaser shall deliver to Seller the Purchase Price and a duly executed assumption agreement in the form of Exhibit A-1 hereto.

                                  ARTICLE III

                                   Covenants
                                   ---------

          SECTION 3.01.  Transfer Taxes.  All transfer Taxes applicable to the
                         ---------------
conveyance and transfer from Seller to Purchaser of the Acquired Assets and any other transfer or documentary Taxes or any filing or recording fees applicable to such conveyance and transfer shall be paid by Purchaser. Each party shall use reasonable efforts to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

          SECTION 3.02.  Collection of Receivables.  Seller agrees that from and
                         --------------------------
after the Closing, Purchaser shall have the right and authority (x) to collect for its own account all Post-Closing Accounts Receivable, (y) to collect for Seller's account all Excluded Accounts Receivable and (z) to collect for the respective accounts of Purchaser and Seller (as provided herein) all accounts receivable that comprise both Post-Closing Accounts Receivable and Excluded Accounts Receivable. Seller agrees to promptly deliver to Purchaser any cash or other property received directly or indirectly by them with respect to the Post-Closing Accounts Receivable, including any amounts payable as interest. Purchaser agrees to promptly deliver to Seller any cash or other property received directly or indirectly by it with respect to Excluded Accounts Receivable of Seller, and to cooperate with Seller in Seller's efforts to collect Excluded Accounts Receivable. In the event that any amounts received by Purchaser or Seller relate to both Post-Closing Accounts Receivable and Excluded Accounts Receivable, such amounts shall be duly allocated by the recipient to the appropriate categories and the amounts so allocated shall be delivered to the appropriate party as provided above.

          SECTION 3.03.  Bulk Transfer Laws.  Purchaser hereby waives compliance
                         -------------------
by Seller with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser.

          SECTION 3.04.  Further Assurances.  From time to time, as and when
                         -------------------
requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including, in the case of Seller, executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

          SECTION 3.05.  Purchase Price Allocation.  On or prior to the Closing
                         --------------------------
Date, Seller and Purchaser shall mutually agree on an allocation of the Purchase Price among the Acquired Assets according to the relative fair market values of such assets on the Closing Date. If Seller and Purchaser are unable to agree on such fair market values, Seller and Purchaser shall elect an independent appraisal firm to determine such values. The conclusions of such appraisal firm shall be conclusive and binding. The fees and expenses of such appraisal firm shall be shared equally by Seller and Purchaser.


                                   ARTICLE IV

                              Conditions Precedent
                              --------------------

          The sole condition precedent to the respective obligation of each party to effect the Acquisition shall be satisfaction (or waiver by the applicable beneficiary of the applicable condition) of the conditions set forth in Article VIII of the Restructuring Agreement.

                                   ARTICLE V

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 5.01.  Termination.  This Agreement may be terminated, whether
                         ------------
before or after the TSAT Stockholder Approval, but only upon termination of the Restructuring Agreement in accordance with the terms thereof.

          SECTION 5.02.  Effect of Termination.  In the event of termination of
                         ----------------------
this Agreement by either Purchaser or Seller as provided in Section 5.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser or Seller, other than this Section 5.02 and Article VI.

          SECTION 5.03.  Amendment.  This Agreement may be amended, whether
                         ----------
before or after the TSAT Stockholder Approval, but only on the same terms set forth in Section 9.03 of the Restructuring Agreement.

                                   ARTICLE VI

                               General Provisions
                               ------------------

          SECTION 6.01.  Notices.  Any notice or other communication that is
                         --------
required or that may be given in connection with this Agreement shall be in writing and shall be delivered in accordance with Section 10.02 of the Restructuring Agreement.

          SECTION 6.02.  Interpretation.  When a reference is made in this
                         ---------------
Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 6.03.  Assignment.  Neither this Agreement nor any of the
                         -----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Seller may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Seller, but no such assignment shall relieve such Seller of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 6.04.  Severability.  If any term or other provision of this
                         -------------
Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 6.05.  Entire Agreement; No Third-Party Beneficiaries.  This
                         -----------------------------------------------
Agreement, the Merger Agreements, the other Asset Transfer Agreements, the Restructuring Agreement, the US West Guarantee, the Malone Letter, the Reimbursement Agreements, the Stockholders Agreement, the Newhouse Voting Agreement, the Registration Rights Agreement, the Voting Agreements, the Tax Sharing Agreement, the TSAT Merger Agreement, the TSAT Stockholders Agreement, the Drop Down Agreement and the TSAT Tempo Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Restructuring Transaction and
(b) except for the provisions of Section 1.03, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 6.06.  Governing Law.  This Agreement shall be governed by and
                         --------------
construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 6.07.  Enforcement; Exclusive Jurisdiction.   (a)  The parties
                         ------------------------------------
hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of New York or the State of Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware.

          (b) With respect to any suit, action or proceeding relating to this Agreement (collectively, a "Proceeding"), each party to this Agreement
                            ----------
irrevocably:

          (i) consents and submits to the exclusive jurisdiction of the courts of the States of New York and Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware;

          (ii) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party; and

          (iii) consents to the service of process at the address set forth for notices in Section 10.02 of the Restructuring Agreement; provided that such
                                                              --------
     manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

               SECTION 6.08.  Counterparts.  This Agreement may be executed in
                              -------------
one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


          IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above.


                                           ADVANCE/NEWHOUSE PARTNERSHIP,

                                             by ADVANCE COMMUNICATION
                                           CORP., a general partner,

                                             by /s/ Robert Miron
                                               ---------------------------
                                               Name: Robert Miron
                                               Title: President

                                               PRIMESTAR, INC.,

                                                   by /s/ Kenneth G. Carroll
                                                     -----------------------
                                                     Name: Kenneth G. Carroll
                                                     Title: President

                                                                     EXHIBIT A-1



                              ASSUMPTION AGREEMENT
                              --------------------

          ASSUMPTION AGREEMENT dated as of [Closing Date], between Advance/Newhouse Partnership, a New York general partnership ("Seller") and
                                                               ------
PRIMESTAR, INC., a Delaware corporation ("Purchaser").
                                          ---------


                             W I T N E S  E T H :
                             - - - - - - - - - -

          WHEREAS, Seller and Purchaser have entered into that certain Asset Transfer Agreement, dated as of February 6, 1998, (the "Agreement"; capitalized terms used herein and not otherwise defined herein having the respective meanings given in the Agreement), providing for the acquisition by Purchaser of certain assets of Seller.

          NOW, THEREFORE, in consideration for the Acquired Assets being transferred by Seller pursuant to the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the terms and conditions of the Agreement, the parties hereto agree as follows:

          1.  Assumption of Liabilities.  Purchaser hereby assumes and agrees to
              --------------------------
pay, perform and discharge when due, and indemnify Seller, its affiliates and their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from and after the Closing from, all the Assumed Liabilities.

          2.  Subject to Agreement.  The scope, nature and extent of the Assumed
              ---------------------
Liabilities are expressly set forth in the Agreement. Nothing contained herein shall change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Agreement in any manner whatsoever. In the event of any conflict or other difference between the Agreement and this instrument, the provisions of the Agreement shall control.

          3.  Headings.  The headings contained in this Assumption Agreement are
              ---------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Assumption Agreement.

          4.  Interpretation.  Whenever the words "includes", "included" or
              ---------------
"including" are used in this Assumption Agreement, they shall be deemed to be followed by the words "without limitation".

          5.  Governing Law.  This Assumption Agreement shall be governed by and
              --------------
construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          IN WITNESS THEREOF, each party hereto has caused this Assumption Agreement to be duly executed by its duly authorized officer as of this [insert Closing Date].


                                              ADVANCE/NEWHOUSE PARTNERSHIP,

                                                by ADVANCE COMMUNICATION
                                              CORP., a general partner

                                              By

                                                 ------------------------------
                                                 Name:
                                                 Title:


                                              PRIMESTAR, INC.

                                              By

                                                 ------------------------------
                                                 Name:
                                                 Title:

                        Schedule of Omitted Agreements
                        ------------------------------

     Set forth below are agreements substantially identical in all material respects to this Exhibit 2.6, except as to the parties thereto.

1. Asset Transfer Agreement dated as of February 6, 1998, among PRIMESTAR, Inc., MediaOne of Delaware, Inc., Continental Satellite Company, Inc., Continental Satellite Company of Chicago, Inc., Continental Satellite Company of Minnesota, Inc., Continental Satellite Company of Michigan, Inc., Continental Satellite Company of New England, Inc., Continental Satellite Company of Ohio, Inc., Continental Satellite Company of Virginia, Inc., and MediaOne Satellite II, Inc.

2. Asset Transfer Agreement dated as of February 6, 1998, among PRIMESTAR, Inc., Time Warner Entertainment Company, L.P., TW Programming Co., Time Warner Cable of Southeastern Wisconsin, L.P. and Paragon Communications.